                                                                     EXHIBIT 5.0

                 CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                           RIGHTS AND LIMITATIONS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK
                                      OF
                        ENVIRONMENTAL SAFEGUARDS, INC.


     Environmental Safeguards, Inc. (hereinafter referred to as the "Corporation" or "Company"), a corporation organized and existing under the laws of the State of Nevada,



     DOES HEREBY CERTIFY:



     That, the Articles of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:



     RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series B Convertible Preferred Stock, par value $.001 with a stated value of $5,000.00 ("Preferred Stock"), is hereby authorized and created, said series to consist of up to 5,000,000 shares. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:



     1.  DIVIDENDS ON PREFERRED STOCK
         ----------------------------



          (a) The holders of Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the outstanding shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), (treating each share of Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock could be converted pursuant to the provisions of Section 2 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).



          (b) Dividends in Kind.  In the event the Company shall make or issue,
              -----------------
     or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Company which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common
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     Stock entitled to receive such distribution.



     2.  CONVERSION OF PREFERRED STOCK INTO COMMON STOCK
         -----------------------------------------------



          (a) Each holder of shares of Preferred Stock may, at his option and at any time and from time to time, convert any or all such shares, plus all dividends accrued and unpaid on such Preferred Stock up to the conversion date, on the terms and conditions set forth in this Section 2, into fully paid and non-assessable shares of the Corporation's Common Stock except that with respect to any shares of Preferred Stock called for redemption, the conversion right shall terminate at the close of business on the business day prior to the Redemption Date, unless default is made in the payment of the Redemption Price. The number of shares of Common Stock into which each share of Preferred Stock may be converted shall be determined by multiplying the number of shares of Preferred Stock to be converted by $1.06 and dividing the result by the Conversion Price (as defined herein) in effect at the time of conversion. The "Conversion Price" per share at which shares of Common Stock shall be issuable upon conversion of any shares of Preferred Stock shall initially be $1.06, subject to adjustment provided below.



          (b) To exercise his conversion privilege, the holder of any shares of Preferred Stock shall surrender to the Corporation during regular business hours at the principal executive offices of the Corporation or the offices of the transfer agent for the Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder irrevocably elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within five (5) business days after the date on which such delivery is made, the Corporation shall issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the holder is entitled as a result of such conversion, and cash with respect to any fractional interest of a share of Common Stock as provided in paragraph
     (c) of this Section 2. The holder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the shares of Preferred Stock have been converted on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record of such shares on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate or certificates surrendered for conversion, the Corporation shall within three (3) business days after the date on which such delivery is made, issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a new certificate covering the number of shares of Preferred Stock representing the unconverted

                                       2
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     portion of the certificate or certificates so surrendered.



          (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall make an adjustment in respect of such fractional interest equal to the fair market value of such fractional interest, to the nearest 1/100th of a share of Common Stock, in cash at the Current Market Price (as defined below) on the business day preceding the effective date of the conversion. The "Current Market Price" of publicly traded shares of Common Stock of the Corporation for any day shall be deemed to be the average of the daily "Closing Prices" for the 10 consecutive trading days preceding the Conversion Date. The "Closing Price" shall mean the last reported sales price on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotations System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.



          (d) The Corporation shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.



          (e) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, including registration under the Securities Act of 1933, as amended, and appropriate state securities laws, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible meet such registration, listing or approval, as the case may be.

          (f) All shares of  Common Stock which may be issued upon conversion of

                                       3
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     the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.



          (g) The Conversion Price in effect shall be subject to adjustment from time to time as follows:



               (i) Stock Splits, Dividends and Combinations. In the event that the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall pay or make a dividend or distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.



               (ii) Non-Cash Dividends, Stock Purchase Rights, Capital Reorganization and Dissolutions. In the event:



                    (A) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or



                    (B) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or other securities, or to receive any other rights; or



                    (C) of any capital reorganization of the Corporation,
               reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, share exchange for all outstanding shares of Common Stock under a plan of exchange to which the Corporation is a party, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or



                    (D) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;



          then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Preferred Stock, at least 10 days prior to the date

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          hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Corporation securities of record shall be entitled to exchange their shares of Corporation securities for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up.



               (iii) Issuances at Less than the Conversion Price. Upon the issuance by the Corporation of Common Stock, or any right, warrant or option to purchase Common Stock or any security convertible into or exchangeable for Common Stock, or any obligation or any share of stock convertible into or exchangeable for Common Stock for a consideration per share less than the Conversion Price of the Preferred Stock in effect immediately prior to the time of such issue or sale other than an issuance of stock or securities pursuant to paragraph (i) of this
          Section 2(g), the issuance of shares of Common Stock upon exercise of options and warrants granted prior to the date of initial issuance of the Preferred Stock, shares of Common Stock issued upon the exercise of stock options granted pursuant to the Corporation's employee stock option plan in effect from time to time (and as amended if approved by the stockholders of the Corporation), or shares of Common Stock issued in bona fide acquisitions (stock or asset) approved by the Board of Directors or stockholders of the Corporation, then forthwith upon such issue or sale, the Conversion Price of the Preferred Stock shall be reduced to a price (calculated to the nearest cent) determined by dividing:



                    (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Preferred Stock, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Preferred Stock, and (z) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale; by



                    (B) the sum of the number of shares of Common Stock
               outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any share of stock of the Corporation outstanding immediately after such issue or sale.

               For purposes of this paragraph 2(g)(iii), the following provisions will be applicable:

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                    (A) In the case of an issue or sale for cash of shares of
               Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.



                    (B) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors.



                    (C) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.



                    (D) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed to be issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (y) the aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                    (E) The amount of the "consideration actually received" by the Corporation upon the issuance of any rights or options referred to in subparagraph (C) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subparagraph (D) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subparagraphs (A) and (B) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock. Upon the expiration of any rights or options referred to in subparagraph (C), or the termination of any right of conversion or exchange referred to in subparagraph (D), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Prices then in effect shall forthwith be readjusted to such Conversion Prices as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.



          (h) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to paragraph 2(g), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Preferred Stock a certificate signed by an officer of the Corporation setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares.



          (i) In case any shares of Preferred Stock shall be converted pursuant to Section 2(f) hereof, or purchased or otherwise acquired by the Corporation, the shares so converted, purchased or acquired shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued, but not as shares of Preferred Stock.



          (j) Effective upon the closing of a Qualified Public Offering (as hereinunder defined) all of the then outstanding Preferred Stock shall automatically be converted into Common Stock at the applicable Conversion Price then in effect. For purposes hereof, the term "Qualified Public Offering" shall mean the closing of a firm commitment underwritten public offering pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, (the "Act") covering the offer and sale of Common Stock to the public in which the aggregate proceeds to the Company equal or exceed $25,000,000 and in which the price per share of Common Stock is at least $5.00 per share. All holders of record of shares of Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 2(j). On or before the date fixed for conversion, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 2(j). Within five (5) business days after the date of such mandatory conversion and the surrender of the certificate or certificates for Preferred Stock, the Company shall cause to be issued and delivered to such holder a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 2(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.



     3.  VOTING
         ------



          (a) Except for election of directors, as otherwise required by law or set forth herein, the shares of Preferred Stock shall be entitled to vote, together with the shares of the Corporation's Common Stock, on all matters presented at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the holders of the Corporation's Common Stock, upon the following basis: each holder of Preferred Stock shall be entitled to cast such number of votes for each share of Preferred Stock held by such holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of shares of the Corporation's Common Stock into which each of such holder's shares of Preferred Stock is convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The Preferred Stock and any other stock having voting rights shall vote together as one class, except as provided by law and in paragraph 5 hereof.



          (b) Without limiting the foregoing, so long as the Preferred Stock is outstanding and unconverted to Common Stock, the holders of the Preferred Stock, voting separately as a class, shall be entitled to elect one member of the Board of Directors.



     4.  LIQUIDATION RIGHTS
         ------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of any other class of capital stock of the Corporation, an amount equal to $1.06 per share, plus accumulated and unpaid dividends thereon to the date fixed for distribution ("Liquidation Amount").



          (b) A consolidation or merger of the Corporation (in the event that the Corporation is not the surviving entity) or sale of all or substantially all of the Corporation's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 4. In the event of such a liquidation as contemplated by this Section 4(b), the holders of Preferred Stock shall be entitled to receive an amount equal to the greater of the Liquidation Amount or that which such holders would have received if they had converted their Preferred Stock into Common Stock immediately prior to such liquidation or winding up (without giving effect to the liquidation preference of or any dividends on any other capital stock ranking prior to the Common Stock).



          (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.



     5.  LIMITATIONS
         -----------



          (a) So long as twenty-five percent (25%) of the shares of Preferred Stock are outstanding, the Corporation shall not:



               (i) create, authorize or issue shares of any class or series of stock, or any security convertible into such class or series ranking senior to or on parity with the Preferred Stock either as to payment of dividends or as distributions in the event of a liquidation, dissolution or winding up of the Corporation; or



               (ii) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions (including, without limitation, expanding the number of members on the Board of Directors) of the Preferred Stock; or



               (iii) declare or pay any dividend on its Common Stock if any dividends are unpaid on the Preferred Stock; or



               (iv) redeem for cash any other securities issued by the Company;
          or



               (v) directly or indirectly, enter into any merger, consolidation or other reorganization in which the Company shall no be the surviving corporation, unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under the Certificate of Designation.



          (b) The provisions of this paragraph 5 shall not in any way limit the right and power of the Corporation to issue bonds, notes, mortgages, debentures, common stock, preferred stock ranking junior to the terms of the Preferred Stock and other obligations, and to incur indebtedness to banks and to other lenders.



     IN WITNESS WHEREOF, ENVIRONMENTAL SAFEGUARDS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by JAMES S. PERCELL, its president, and RONALD BIANCO, its assistant secretary, this 17th day of December, 1997.



                              ENVIRONMENTAL SAFEGUARDS, INC.



                              By /s/ James S. Percell
                                --------------------------------------------
                                JAMES S. PERCELL, President



                              By /s/ Ronald Bianco
                                --------------------------------------------
                                RONALD BIANCO, Assistant Secretary



THE STATE OF TEXAS  (S)

                    (S)

COUNTY OF HARRIS    (S)


     BEFORE ME, the undersigned authority, on this day personally appeared James
S. Percell, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.



     GIVEN UNDER MY HAND AND SEAL of office this 17th day of December, 1997.

                              /s/ Vivian A. Tipps
                              --------------------------------------------
                              NOTARY PUBLIC IN AND FOR
                              THE STATE OF TEXAS


THE STATE OF TEXAS  (S)

                    (S)

COUNTY OF HARRIS    (S)


     BEFORE ME, the undersigned authority, on this day personally appeared Ronald Bianco, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.



     GIVEN UNDER MY HAND AND SEAL of office this 17th day of December, 1997.



                              /s/ Vivian A. Tipps
                              --------------------------------------------
                              NOTARY PUBLIC IN AND FOR
                              THE STATE OF TEXAS

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